Exhibit 24.1

POWER OF ATTORNEY

FOR FORM S-8

Each of the undersigned directors and officers of Danaher Corporation, a Delaware corporation, hereby constitutes and designates each of Jonathan P. Graham and James F. O’Reilly, with the power of substitution, the true and lawful attorney-in-fact of the undersigned to sign for him or her in his or her name, place and stead, in any and all capacities, any registration statement on Form S-8 of Danaher Corporation relating to the Danaher Corporation & Subsidiaries Retirement and Savings Plan and/or the Danaher Corporation & Subsidiaries Savings Plan and/or amendments (including post-effective amendments) and/or supplements to such Form S-8 and generally to take all actions in his or her name and behalf in his capacity as a director or officer, as applicable, to enable Danaher Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission with respect to such filings, hereby ratifying and confirming his or her signature as it may be signed by said attorneys-in-fact to such Form S-8 and any and all amendments (including post-effective amendments) and/or supplements thereto.

Dated this 5th day of May 2009.

/s/ H. Lawrence Culp, Jr.

H. Lawrence Culp, Jr.

/s/ Mortimer M. Caplin

Mortimer M. Caplin

/s/ Donald J. Ehrlich

Donald J. Ehrlich

/s/ Mitchell P. Rales

Mitchell P. Rales

/s/ Steven M. Rales

Steven M. Rales

/s/ Linda P. Hefner

Linda P. Hefner

/s/ Walter G. Lohr, Jr.

Walter G. Lohr, Jr.

/s/ Alan G. Spoon

Alan G. Spoon

/s/ John T. Schwieters

John T. Schwieters

/s/ Robert S. Lutz

Robert S. Lutz